Exhibit 23
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following documents of our report dated January 20, 2004, with respect to the consolidated financial statements of First Midwest Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003:
*	Registration Statement (Form S-3 No. 33-20439) pertaining to the First Midwest Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan.
*	Registration Statement (Form S-8 No. 33-42980) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan.
*	Registration Statement (Form S-8 No. 33-25136) pertaining to the First Midwest Bancorp Savings and Profit Sharing Plan.
*	Registration Statement (Form S-8 No. 333-42273) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan.
*	Registration Statement (Form S-8 No. 333-63095) pertaining to the First Midwest Bancorp, Inc. Non-employee Director Stock Option Plan.
*	Registration Statement (Form S-8 No. 333-50140) pertaining to the First Midwest Bancorp, Inc. Non-employee Director Stock Option Plan.
*	Registration Statement (Form S-8 No. 333-63097) pertaining to the First Midwest Bancorp, Inc. Nonqualified Retirement Plan.
*	Registration Statement (Form S-8 No. 333-61090) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan.

/s/ERNST & YOUNG LLP

Chicago, Illinois

March 6, 2003